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                                                                    EXHIBIT 10.2

      THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT DATED OF EVEN DATE HEREWITH EXECUTED BY AND AMONG WELLS FARGO RETAIL FINANCE, LLC, GADZOOKS, INC., AND GRYPHON MASTER FUND, L.P. (AS THE SAME MAY HEREAFTER BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT"). PAYMENTS HEREUNDER MAY BE SUBORDINATED, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE SUBORDINATION AGREEMENT, TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT).

                                 PROMISSORY NOTE

$5,000,000.00                       Dallas, Texas               October 29, 2004


      FOR VALUE RECEIVED, the undersigned, GADZOOKS, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of GRYPHON MASTER FUND, L.P., a Bermuda limited partnership (the "Lender"), at the Lender's office located at 100 Crescent Court, Suite 490, Dallas, Texas 75201, in lawful money of the United States of America and in immediately available funds, the principal sum of the aggregate Loan on the dates and in the principal amounts provided in the Loan Agreement (defined below), and to pay interest on the unpaid principal amount of the Loan (as such term is defined in the Loan Agreement), at such office, in like money and funds, for the period commencing on the date of the Loan until the Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

      This Promissory Note (the "Note") is the Subordinated Note referred to in the Debtor-in-Possession Loan and Security Agreement dated of even date with this Note executed by and between the Borrower and the Lender (as the same may hereafter be amended, restated, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Loan made by the Lender thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

      Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

      Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate of interest allowed under Applicable Law (the "Maximum Rate"). If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason

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interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

      This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas County, Texas.

      The Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the Lender. The Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

      THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY BORROWER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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                                      BORROWER:

                                      GADZOOKS, INC.,
                                      a Texas corporation

                                      By:/s/ Gerald R. Szczepanski
                                         ---------------------------------------
                                      Print Name: Gerald R. Szczepanski
                                      Title:   Chief Executive Officer